Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

ArcLight Clean Transition Corp. Extraordinary General Meeting

ArcLight Clean Transition Corp.
200 Clarendon Street, 55th Floor

Boston, Massachusetts 02116

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF ARCLIGHT CLEAN TRANSITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON                     , 2021.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                     , 2021, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at                                  Time on                      , 2021, at the offices of Kirkland & Ellis LLP located at 609 Main Street, Houston, Texas 77002, and via a concurrent virtual meeting, conducted via live audio webcast, and hereby appoints John F. Erhard and Marco F. Gatti, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of ArcLight Clean Transition Corp. (“ArcLight”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

If you plan to attend the Extraordinary General Meeting virtually, you will need your 12 digit control number printed on this proxy card to vote electronically at the Extraordinary General Meeting. To attend, please access the following URL address: https://www.cstproxy.com/arclightclean/2021.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 11.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that ArcLight’s entry into the Merger Agreement, dated as of January 11, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among ArcLight, Phoenix Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of ArcLight (“Phoenix Merger Sub”), and Proterra Inc, a Delaware corporation (“Proterra”), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of ArcLight as an exempted company in the Cayman Islands and the continuation and domestication of ArcLight as a corporation in the State of Delaware, (a) Phoenix Merger Sub will merge with and into Proterra, with Proterra as the surviving company in the Merger and, after giving effect to the Merger, Proterra will be a wholly-owned subsidiary of ArcLight and (b) at the Effective Time, (i) each share of Proterra outstanding as of immediately prior to the Effective Time will be exchanged for 0.8925 shares of common stock, par value $0.0001 per share, of New Proterra (the “New Proterra Common Stock”), (ii) each warrant and equity award of Proterra outstanding as of immediately prior to the Effective Time will be exchanged for comparable warrants and equity awards that are exercisable for 0.8925 shares of New Proterra Common Stock, and (iii) each outstanding secured convertible promissory notes of Proterra (a “Convertible Note,” collectively the “Convertible Notes”) that is not optionally converted immediately prior to the Effective Time will become convertible into shares of New Proterra Common Stock, in accordance with the terms of the Convertible Note, certain related agreements (including the Subscription Agreements, the Amended and Restated Registration Rights Agreement, the Sponsor Support Agreement, the Sponsor Letter Agreement, Amendment No. 1 to the Sponsor Letter Agreement, and the Proterra Stockholder Support Agreements, each in the form attached to the proxy statement/prospectus as Annex E, Annex J, Annex K, Annex L, Annex G and Annex F, respectively), and the transactions contemplated thereby, be approved, ratified and confirmed in all respects.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2— The Domestication Proposal—RESOLVED, as a special resolution, that ArcLight be transferred by way of continuation to Delaware pursuant to Article 47 of ArcLight’s Articles of Association and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, ArcLight be continued and domesticated as a corporation under the laws of the State of Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Governing Documents Proposals— to consider and vote upon the following four (4) separate resolutions to approve that, upon the Domestication, the amended and restated memorandum and articles of association of ArcLight (“Existing Governing Documents”) be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Proposed Certificate of Incorporation”) and the proposed new bylaws, a copy of which is attached to the proxy statement/prospectus as Annex D (the “Proposed Bylaws”) upon the Domestication (such proposals, collectively, the “Governing Documents Proposals”):

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(A) Proposal No. 3—Governing Documents Proposal A—RESOLVED, as an ordinary resolution, that the change in the authorized share capital of ArcLight from US$55,500 divided into (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, to (ii) 500,000,000 shares of common stock, par value $0.0001 per share, of New Proterra and 10,000,000 shares of preferred stock, par value $0.0001 per share, of New Proterra be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 4—Governing Documents Proposal B—RESOLVED, as an ordinary resolution, that the authorization to the Board of Directors of New Proterra (the “New Proterra Board”) to issue any or all shares of New Proterra Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the New Proterra Board and as may be permitted by the Delaware General Corporation Law be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 5—Governing Documents Proposal C—RESOLVED, as an ordinary resolution, that the removal of the ability of New Proterra stockholders to take action by written consent in lieu of a meeting be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Proposal No. 6—Governing Documents Proposal D—RESOLVED, as a special resolution, that the amendment and restatement of the Existing Governing Documents be approved and that all other changes necessary or, as mutually agreed in good faith by ArcLight and Proterra, desirable in connection with the replacement of Existing Governing Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the proxy statement/prospectus as Annex C and Annex D, respectively), including (i) making New Proterra’s corporate existence perpetual, (ii) adopting Delaware as the exclusive forum for certain stockholder litigation, provided, that the exclusive forum provision in the Proposed Certificate of Incorporation does not apply to claims arising out of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, for which the federal district courts of the United States are the exclusive forum, and (iii) removing certain provisions related to our status as a blank check company that will no longer be applicable upon consummation of the Business Combination be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7—The Nasdaq Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of New Proterra Common Stock be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8—The Equity Incentive Plan Proposal—RESOLVED, as an ordinary resolution, that the Proterra Inc 2021 Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex H, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 9— The Employee Stock Purchase Plan Proposal —RESOLVED, as an ordinary resolution, that the Proterra Inc 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex I, be adopted and approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to ArcLight shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient ArcLight ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (B) in order to solicit additional proxies from ArcLight shareholders in favor of one or more of the proposals at the extraordinary general meeting or (C) if ArcLight shareholders redeem an amount of the public shares such that one of the conditions to consummate the Business Combination that the aggregate cash proceeds to be received by ArcLight from the trust account in connection with the Business Combination, together with the aggregate gross proceeds from the PIPE Financing, equal no less than $300,000,000 as a condition to ArcLight’s obligation to close or $350,000,000 as a condition to Proterra’s obligation to close (in each case, after deducting any amounts paid to ArcLight’s stockholders that exercise their redemption rights in connection with the Business Combination and net of unpaid transaction expenses incurred or subject to reimbursement by ArcLight) would not be satisfied at Closing, be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2021

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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